UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2024 (October 16, 2024)

WEIS MARKETS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation)

1-5039	24-0755415
(Commission File Number)	(IRS Employer Identification No.)

1000 South Second Street
Sunbury, PA	17801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (570) 286-4571

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, no par value	WMK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 16, 2024, Kurt A. Schertle separated from service as Chief Operating Officer, Secretary of Weis Markets, Inc. (the “Company”).

Jonathan H. Weis, Chairman, President, and Chief Executive Officer assumed the duties of interim Chief Operating Officer of the Company effective October 16, 2024. Biographical and other information regarding Mr. Weis required by Items 401(b) and 401(e) of Regulation S-K is contained in the Company’s Proxy Statement on Schedule 14A for its 2024 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March 14, 2024, and such information is incorporated by reference into this Current Report on Form 8-K. Mr. Weis does not have any family relationships with any of the Company’s directors or executive officers and has no direct or indirect material interest in any current or proposed transaction with the Company which requires disclosure pursuant to Item 404(a) of Regulation S-K. No arrangement or understanding exists between Mr. Weis and any other person pursuant to which Mr. Weis was selected as the interim Chief Operating Officer. There are no plans, contracts, arrangements, grants, or awards entered into or amended in connection with Mr. Weis’ assumption of the duties of interim Chief Operating Officer.

John (Jack) F. O’Hara, Senior Vice President of Legal Affairs and Real Estate, Assistant Secretary, assumed the duties of interim Secretary of the Company effective October 16, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIS MARKETS, INC.

By: /s/ Michael T. Lockard
Name: Michael T. Lockard
Title: Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)

Dated: October 22, 2024